                                                                   EXHIBIT 11.01

                             HYBRID NETWORKS, INC.

                       COMPUTATION OF NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                               NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                           -------------------------------  -----------------------
                                                             1994       1995       1996        1996         1997
                                                           ---------  ---------  ---------  -----------  ----------
                                                                                            (UNAUDITED)
Weighted average common shares outstanding for the
  period.................................................      2,226      2,223      2,535       2,542        2,575
Common equivalent shares pursuant to Staff Accounting
  Bulletin No. 83........................................        654        654        654         654          654
                                                           ---------  ---------  ---------  -----------  ----------
Shares used in per share calculation.....................      2,880      2,877      3,189       3,196        3,229
                                                           ---------  ---------  ---------  -----------  ----------
                                                           ---------  ---------  ---------  -----------  ----------
Net loss.................................................  $  (2,897) $  (5,269) $  (8,515)  $  (6,132)  $  (10,082)
                                                           ---------  ---------  ---------  -----------  ----------
                                                           ---------  ---------  ---------  -----------  ----------
Net loss per share.......................................  $   (1.01) $   (1.83) $   (2.67)  $   (1.92)  $    (3.12)
                                                           ---------  ---------  ---------  -----------  ----------
                                                           ---------  ---------  ---------  -----------  ----------


    There is no difference between primarily and fully dilutive loss per share for each period.